Exhibit 23.6

CONSENT OF DONALD J. BIRAK In connection with the filing of the registration statement on Form F-3 (as may be amended from time to time, the “Registration Statement”) of Franco-Nevada Corporation with the U.S. Securities and Exchange Commission, I consent to the references to my name and to the use of the technical report entitled “Palmarejo Project SW Chihuahua State, Mexico YE 2012- Technical Report” dated January 1, 2013 (the “Report”), and the information derived from the Report, included in, or incorporated by reference into, the Registration Statement. DATED: July 22, 2013 Donald J. Birak Name: Donald J. Birak